SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)) ☐ Definitive Proxy Statement	☒ Definitive Additional Materials ☐ Soliciting Material Pursuant to § 240.14a-12

Bucyrus International, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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On April 24, 2008, Bucyrus International, Inc. filed a Form 8-K with the Securities and Exchange Commission with respect to the Company’s annual meeting of stockholders. The text of the Form 8-K follows as part of this filing under Rule 14a-6 of the Securities Exchange Act of 1934, as amended:

On April 24, 2008, the chairman of the Board of Directors of Bucyrus International, Inc. (the “Company”) adjourned the annual meeting of the Company’s stockholders with respect to the proposal set forth in the Company’s proxy statement, filed with the Securities and Exchange Commission on March 31, 2008, to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s Class A common stock from 75 million to 200 million. The portion of the meeting that was adjourned will be held on April 30, 2008 at 11:00 a.m. Central Standard Time at the Company’s headquarters at 1100 Milwaukee Avenue, South Milwaukee, Wisconsin. Voting remains open on this proposal until that time.